EXHIBIT 11
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                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        Computation of Earnings Per Share


(dollars in thousands, except share data)                      For the Three                      For the Six
                                                               Months Ended                       Months Ended
                                                                 June 30,                           June 30,
                                                           2000             1999              2000           1999
                                                       -------------    -------------      ------------   ------------
BASIC EARNINGS PER SHARE
EARNINGS:
Net income                                                   $2,700           $2,549            $5,561         $5,179

AVERAGE SHARES OUTSTANDING:
Weighted average Common Shares outstanding                6,515,837        6,910,065         6,520,208      6,928,517
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       BASIC EARNINGS PER SHARE                               $0.41            $0.37             $0.85          $0.75
======================================================================================================================


DILUTED EARNINGS PER SHARE
EARNINGS:
Net income                                                   $2,700           $2,549            $5,561         $5,179

AVERAGE SHARES OUTSTANDING:
Weighted average Common Shares outstanding                6,515,837        6,910,065         6,520,208      6,928,517
Net effect of the assumed exercise of stock options
     based on the treasury stock method                      84,415          177,628            95,075        169,585
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          Total                                           6,600,252        7,087,693         6,615,283      7,098,102
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       DILUTED EARNINGS PER SHARE                             $0.41            $0.36             $0.84          $0.73
======================================================================================================================

* Adjusted for 10% stock dividend issued March 14, 2000 and a 10% stock dividend issued June 15, 1999.
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